Exhibit 23.3

Scott Taylor Associates, Inc.
10 State Street, Suite 202
Newburyport, Massachusetts 01950

September 2, 2011

Lucid, Inc.

2320 Brighton Henrietta Town Line Road

Rochester, NY 14623

Re: Lucid, Inc. - Form S-1 Registration Statement

Dear Lucid, Inc:

With respect to the Form S-1 Registration Statement for Lucid, Inc., dated April 15, 2011 (as amended, the “Registration Statement”), I hereby consent to:

The reference to our Company’s name in the in the discussion of reimbursement (our “report”), and also to the summary of our Report contained therein.

This consent shall apply to the Registration Statement, as the same may amended hereafter, so long as the material which is the subject of this consent is not materially amended.

Yours truly,

Scott Taylor

Scott Taylor Associates

By:	/s/ Scott Taylor
Print Name:	Scott Taylor
Title:	President